. AMENDMENT NUMBER 7 TO RATE PER FLIGHT HOUR AGREEMENT BETWEEN LATAM AIRLINES GROUP S.A. And TAM LINHAS AÉREAS S.A. And CFM INTERNATIONAL, INC. And GE CELMA LTDA Agreement Number: 1-2897428081-AM7 Dated: _______ 2023 This proposed Agreement will remain open until December 31, 2023 and will expire if not signed by all Parties on or before that date. PROPRIETARY INFORMATION NOTICE The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and will not be used, disclosed to others or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re- export is prohibited.      22 Dec

CFM PROPRIETARY INFORMATION Subject to restrictions on the cover or first page IN WITNESS WHEREOF, the Parties have caused this Amendment No 7 to be signed in duplicate by their duly authorized officials as of the date written above. Those officials represent to each other and to the Parties that each is unequivocally authorized to execute this Amendment and serves in the capacity indicated below. This Amendment No 7 may be executed in one or more counterparts, all of which counterparts shall be treated as the same binding agreement, which shall be effective as of the date set forth on the first page hereof, upon execution and delivery by each Party hereto to the other Party of one or more such counterparts. CFM INTERNATIONAL, INC. GE CELMA LTDA By: By: Name: Name: Title: Title: Date: Date: LATAM AIRLINES GROUP S.A. LATAM AIRLINES GROUP S.A. By: By: Name: Name: Title: Title: Date: Date: TAM LINHAS AÉREAS S.A. TAM LINHAS AÉREAS S.A. By: By: Name: Name: Title: Title: Date: Date: ANDRES DEL VALLE SEBASTIAN ACUTO A S A S D D                     !  "  ! "

CFM PROPRIETARY INFORMATION Subject to restrictions on the cover or first page IN WITNESS WHEREOF, the Parties have caused this Amendment No 7 to be signed in duplicate by their duly authorized officials as of the date written above. Those officials represent to each other and to the Parties that each is unequivocally authorized to execute this Amendment and serves in the capacity indicated below. This Amendment No 7 may be executed in one or more counterparts, all of which counterparts shall be treated as the same binding agreement, which shall be effective as of the date set forth on the first page hereof, upon execution and delivery by each Party hereto to the other Party of one or more such counterparts. CFM INTERNATIONAL, INC. GE CELMA LTDA By: By: Name: Name: Title: Title: Date: Date: LATAM AIRLINES GROUP S.A. LATAM AIRLINES GROUP S.A. By: By: Name: Name: Title: Title: Date: Date: TAM LINHAS AÉREAS S.A. TAM LINHAS AÉREAS S.A. By: By: Name: Name: Title: Title: Date: Date: /XL]D0LUDQGD/RXUHQoRGD6LOYD $WWRUQH\LQIDFW 'HFHPEHU 'DQLHOD$QGUHD/LMDYHW]N\*DFLWXD $WWRUQH\LQIDFW 'HFHPEHU       !   ! "     "